Exhibit 99.1

TPG Specialty Lending, Inc. Schedules Earnings Release and Conference Call To Discuss Its First Quarter 2015 Financial Results

NEW YORK—(BUSINESS WIRE)—April 9, 2015—TPG Specialty Lending, Inc. (NYSE:TSLX) (“TSL”) announced today that it will release its first quarter 2015 earnings on Thursday, May 7, 2015, after the market closes. TSL invites all interested persons to its webcast / conference call on Friday, May 8, 2015 at 8:00 a.m. Eastern Standard Time to discuss its first fiscal quarter 2015 financial results.

Conference Call Information:

The conference call will be broadcast live at 8 a.m. Eastern Daylight Time on the Investor Resources section of TSL’s website at http://www.tpgspecialtylending.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (224) 357-2393

Conference ID: 23769388

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Daylight Time on May 8 through May 22 via a webcast link located on the Investor Resources section of TSL’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 23769388

ABOUT TPG SPECIALTY LENDING, INC.

TSL is a specialty finance company focused on lending to middle-market companies. TSL seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. TSL has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSL is externally managed by TSL Advisers, LLC, an SEC-registered investment adviser. TSL leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $11 billion of assets under management as of December 31, 2014, and the broader TPG platform, a global private investment firm with over $67 billion of assets under management. For more information, visit www.tpgspecialtylending.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to update any such forward-looking statements. TSL undertakes no duty to update any forward-looking statements made herein.

AVAILABLE INFORMATION

TSL’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.tpgspecialtylending.com.

Source: TPG Specialty Lending, Inc.

Investor Relations:

TPG Specialty Lending, Inc.

415-486-5939

IRTSL@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com